BLACK HILLS CORPORATION COMPLETES SALE OF OIL MARKETING ASSETS

RAPID CITY, SD—March 2, 2006—Black Hills Corporation (NYSE: BKH) today announced the completion of the sale of the operating assets of Black Hills Energy Resources, Inc. and related subsidiaries to a subsidiary of Sunoco Logistics Partners L.P. (NYSE: SXL). Black Hills Energy Resources is headquartered in Houston, TX, and engages in crude oil marketing and pipeline transportation. Assets sold include the 200-mile Millennium and the 190-mile Kilgore Pipelines and certain other ancillary assets.

The Company received approximately $41 million of cash proceeds net of transaction costs from the sale. The Company expects to use the proceeds for debt reduction or other corporate purposes. As a result of this transaction, the Company expects to record a gain on sale, which will be reported as part of discontinued operations in first quarter 2006 financial results.

ABOUT BLACK HILLS CORPORATION

Black Hills Corporation is a diversified energy company. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy.

Our retail businesses are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. More information is available at our Internet web site: www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Items 1 and 2 of our 2004 Annual Report on Form 10-K and in Item 2 of Part I of our quarterly reports on Form 10-Q filed with the SEC, and the following:

• The amount and timing of capital deployment in new investment opportunities or for the repurchase of debt or stock;

•     The volumes of our production from oil and gas development properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the availability of specialized contractors, work force, and equipment;

• Numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and actual future production rates and associated costs;
• The extent of our success in connecting natural gas supplies to gathering, processing and pipeline systems;
• The possibility that we may be required to take impairment charges to reduce the carrying value of some of our long-lived assets when indicators of impairment exist;
• Our ability to successfully integrate CLF&P into our operations;
• Unfavorable rulings in the periodic applications to recover costs for fuel and purchased power;

•     Changes in business and financial reporting practices arising from the repeal of the Public Utilities Holding Company Act of 1935 and other provisions of the recently enacted Energy Policy Act of 2005.

• Our ability to remedy any deficiencies that may be identified in the periodic review of our internal controls;

•     The timing and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

• The timing and extent of scheduled and unscheduled outages of power generation facilities;
• General economic and political conditions, including tax rates or policies and inflation rates;
• Our use of derivative financial instruments to hedge commodity, currency exchange rate and interest rate risks;
• The creditworthiness of counterparties to trading and other transactions, and defaults on amounts due from counterparties;
• The amount of collateral required to be posted from time to time in our transactions;
• Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
• Changes in state laws or regulations that could cause us to curtail our independent power production;
• Weather and other natural phenomena;
• Industry and market changes, including the impact of consolidations and changes in competition;
• The effect of accounting policies issued periodically by accounting standard-setting bodies;
• The cost and effects on our business, including insurance, resulting from terrorist actions and natural disasters or responses to such actions and events;
• Capital market conditions, which may affect our ability to raise capital on favorable terms;
• Price risk due to marketable securities held as investments in benefit plans;
• Obtaining adequate cost recovery for our retail operations through regulatory proceedings; and
• Other factors discussed from time to time in our other filings with the SEC.

               New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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